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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8 K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                December 23, 2001
                                (Date of report)

                            VIANET TECHNOLOGIES, INC.


         Delaware                  033-55254-19                   87-0434285
(State of Incorporation)     (Commission File Number)          (IRS Employer ID)

                   6509 Windcrest, Suite 160, Plano, TX 75024
                    (Address of Principal Executive Offices)

                                 (972) 543-2700
                         (Registrant's Telephone Number)


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ITEM 2.  BUSINESS COMBINATION

         On December 23, 2001, Vianet Technologies, Inc. entered into an Agreement and Plan of Merger with Comservices Acquisition Corp., a Delaware corporation wholly-owned by the Company, and Comservices Corporation, a Nevada corporation. Pursuant to the terms of the Agreement and Plan of Merger which closed on December 31, 2001, Comservices Acquisition Corp. acquired all of the issued and outstanding shares of capital stock of CSC from the CSC Stockholders in exchange for an aggregate of 349,293,656 newly issued shares of the Company's common stock, which shares represent 60% of the Company's issued and outstanding shares immediately following the completion of the transaction. Concurrently with the Acquisition, CSC was merged with and into Subsidiary, which then changed its name to Comservices Corporation. As a condition to the Acquisition, the Company's existing directors have appointed Mr. Victor Goetz and Mr. Stephen Wagner to serve as Directors of the Company. Such persons have been appointed to fill the existing vacancies created by the resignation of prior directors.

         As a condition to the Closing of the Merger, the holders of an aggregate of $9,176,000 principal amount of outstanding convertible debentures of the Company agreed to convert such debentures into common shares, including accrued interest and penalties, at a conversion price of $0.10 per share. As a result of the conversions, an aggregate of 99,145,172 shares of common stock were issued to the convertible debenture holders upon conversion of the debentures.

         In addition, concurrently with the closing of the Acquisition, the Company completed a private sale of 4,222,222 shares of its common stock for gross proceeds of $380,000.

         At the Annual General Meeting of the Company, held on December 28, 2001, the stockholders of the Company approved, amongst other matters, an increase the authorized capital of the company to 750,000,000 common shares. After the Acquisition, the Conversions and the Private Placement (hereinafter collectively referred to as the "Transactions"), the Company has an aggregate of 582,155,856 shares of common stock issued and outstanding.

         The shares of Common Stock issued in connection with the Transactions are not registered or freely tradable securities. However, pursuant to the Agreement and Plan of Merger, the Company has agreed to file a registration statement covering the resale of the shares issued in connection with the Acquisition within 180 days of the closing.

         Following the Annual General Meeting of the Company, the Board of Directors has appointed and reappointed the following persons as officers of the Company, such persons to serve in the positions indicated opposite their names:

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Name                         Title
----                         -----

Jeremy Posner                Chairman & Secretary

Gregory Somers               President

Peter Ianace                 Chief Executive Officer

Victor Goetz                 Senior Vice President, Chief Financial Officer,
                             Chief Compliance Officer & Assistant Secretary

Robert Logan                 Senior Vice President & Chief Operating Officer

Brian Berger                 Chief Technology Officer & Vice President of
                             Engineering

Robert Thompson              Vice President, Sales


BUSINESS OF CSC

Founded in March 2001, CSC is a wholesaler of telecommunications services. On July 24, 2001, CSC acquired 83% of Inter-Tel.Net from Inter-Tel, Inc. (NASD-INTL). The operations of Inter-Tel.Net comprise all of CSC's operations.

Via Inter-Tel.Net, CSC has established Cisco based, Level 3 co-location points of presences both domestically and internationally, providing high quality VoIP on and off net long distance services. These services, which include transport and termination services, a switched 1+VoIP, voice, fax and modem service, and Network Monitoring Operations Center Services, are provided to telecommunication carriers, business enterprises and other service providers. CSC enables telephony communications service providers to offer their consumers high quality voice, data, and video communications. CSC uses Level 3's CrossRoads service, which features destination-sensitive billing, the industry's first pricing based on the destination of Internet traffic rather than traditional flat rate pricing. Using Level 3's CrossRoads service allows CSC to bypass congested Internet exchange points, thereby minimizing latency and maintaining the quality of IP-based enhanced services. In addition, using Level 3's CrossRoads service enables CSC to offer an IP-based packet switching network that is designed to be more efficient than traditional circuit-switching networks. CSC is able to charge customers highly competitive rates because its transmission costs are generally lower than those incurred by traditional circuit-switching competitors. The CSC network reduces transmission costs by providing routing which bypasses many local access, long-distance tariff and settlement charges. The network architecture is open, scalable and standards based and can therefore accommodate rapid deployment of new services like video conferencing, enterprise Virtual Private Networks (VPN) and enhanced data services. CSC services are used by customers such as Verizon, Global Crossing, Qwest and Bell South.


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The combination of CSC's global IP network and Vianet's suite of visual media applications results in the Company being able to offer consistent, high quality voice, video and data services to customers on a privately managed IP-based network. This network has Tier 1 bandwidth connections, providing service at levels of quality and reliability that are difficult to achieve over public networks, such as the Internet, and making it ideal for applications like VoIP and Video conferencing, In addition, a state-of-the-art network operations center is in place to monitor, analyze and test all aspects of the network performance 24 hours a day, 7 days a week, to assure high quality and to minimize interruption of service to customers.

For the enterprise customer, the Company is now able to offer a global Virtual Private Network, with bandwidth management and Quality of Service (QoS), providing business quality video conferencing and data collaboration, any time, anywhere. The Company can now provide managed broadband network access, combining the use of traditional broadband copper access and broadband wireless access where traditional wire access isn't practical. This combination allows the Company to offer both the traditional service providers and the enterprise customer a business reason to justify VPN services

The merged company has approximately 65 employees based in Dallas and Reno, Nevada.

ITEM 7. Financial Information and Exhibits.

(a) Financial Statements of Business Acquired

               To Be Filed By Amendment.

(b) Pro Forma Financial Information

               To Be Filed By Amendment.

(c) Exhibits


NUMBER   DESCRIPTION

10.1 Agreement and Plan of Merger, dated December 23, 2001, by and among Vianet Technologies, Inc. Comservices Acquisition Corp. and Comservices Corporation.


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                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.
Date: January 2, 2002
                                            VIANET TECHNOLOGIES INC.

                                                 By: /s/ Jeremy Posner
                                                     ---------------------------
                                                     Jeremy Posner,
                                                     Chairman